AMENDMENT #1 TO EMPLOYMENT AGREEMENT

ePlus inc. (the “Company”), a Delaware corporation, and Phillip G. Norton (the “Executive”) (collectively, “the Parties”) have previously entered into an Employment Agreement (the “Agreement”), effective October 1, 2011.  The Parties hereby agree to this Amendment #1 (“Amendment #1”), to be effective August 1, 2012.

1.           Paragraph 2(b) of the Agreement shall be replaced in its entirety with the following:

(b)	“Employment Term” shall be the period from October 1, 2011, through and including July 31, 2014.

No other provision of the Agreement is affected by this Amendment #1.

/s/ C. Thomas Faulders		/s/ Phillip G. Norton
C. Thomas Faulders		Phillip G. Norton
Lead Independent Director		Chief Executive Officer and President
Date:	August 2, 2012	Date:	August 3, 2012